Exhibit 11.1


     The computation of weighted average number of common shares outstanding is as follows:

                                  Year        Year       Year
                                  ended       ended      ended
                                 Feb. 1,     Feb. 3,    Jan. 28,
                                  1997        1996        1995
                                 -------     -------    --------

Weighted average common
 shares outstanding             7,479,976   7,656,753   7,724,135

Common stock equivalents--
 shares issuable under the
 1994 Omnibus Incentive Plan,
 the 1992 Nonqualified Stock
 Option Plan, and the 1990
 Performance Units Plan            90,812     196,837     170,587
                                ---------   ---------   ---------

Total Weighted Average
 Common Shares Outstanding      7,570,788   7,853,590   7,894,722
                                =========   =========   =========


The Company repurchased 509,500 shares in fiscal year 1996 reducing the weighted average common shares outstanding.